Exhibit 10.4

TIME-BASED RESTRICTED STOCK UNIT AGREEMENT

This AGREEMENT (the “Agreement”) made as of _____________ (the “Date of Grant”) by and between MACY’S, INC., a Delaware corporation (the “Company”), and ___________ (the “Grantee”).

            1.         Grant of Restricted Stock Units.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2009 Omnibus Incentive Compensation Plan (the “Plan”), as amended from time to time, the Company hereby grants to the Grantee as of the Date of Grant ___________ Restricted Stock Units.  Each Restricted Stock Unit represents the right to receive one share of the common stock of the Company (“Common Stock”), subject to the terms and conditions set forth below.

            2.         Limitations on Transfer of Restricted Stock Units.

(a)  The Restricted Stock Units may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they vest (i.e., become nonforfeitable) in accordance with Section 3; provided, however, that the Grantee’s interest in the Restricted Stock Units may be transferred at any time by will or the laws of descent and distribution;

(b)  Notwithstanding Section 4(a), the Restricted Stock Units or any interest therein may be transferred by the Grantee, without payment of consideration therefor by the transferee, to any one or more members of the immediate family of the Grantee (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934), or to one or more trusts established solely for the benefit of one or more members of the immediate family of the Grantee or to one or more partnerships in which the only partners are such members of the immediate family of the Grantee.  No transfer under this Section 2(b) will be effective until notice of such transfer is delivered to the Company describing the terms and conditions of the proposed transfer, and the Company determines that the proposed transfer complies with the terms of the Plan and this Agreement and with any terms and conditions made applicable to the transfer by the Company or Board at the time of the proposed transfer. Any transferee under this Section 2(b) shall be subject to the same terms and conditions hereunder as would apply to the Grantee and to such other terms and conditions made applicable to the transferee pursuant to this Agreement or by the Board or the Company. Any purported transfer that does not comply with the requirements of this Section 2(b) shall be void and unenforceable against the Company, and the purported transferee shall not obtain any rights to or interest in the Restricted Stock Units.

(c)  Notwithstanding anything to the contrary contained in any Restricted Stock Unit Agreement previously entered into between the Company and the Grantee covering the grant of Restricted Stock Units by the Company to the Grantee, all such Restricted Stock Units previously granted to Grantee by the Company shall be transferable consistent with the terms and conditions applicable to the transfer of the shares of Restricted Stock Units as contained herein.

            3.         Vesting of Restricted Stock Units.

(a)  If the Grantee remains continuously employed by the Company, the Grantee shall become vested in the Restricted Stock Units on the vesting date(s) set forth below (the “Vesting Date”):

                                                     Number of Units that Vest

Vesting Date                                 on such Vesting Date

For the purposes of this Agreement the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of the Grantee’s employment among the Company and its Subsidiaries, divisions or affiliates or a leave of absence approved by the Company.

(b)  Notwithstanding the provisions of Section 3(a),

(i) all unvested Restricted Stock Units shall immediately vest in the event of the Grantee’s death or permanent and total disability while in the employ of the Company; and

(ii) all unvested Restricted Stock Units shall immediately vest if, within the twenty-four (24) month period following a Change in Control (as hereafter defined), the Grantee’s employment is terminated by the Company without cause (as hereafter defined) or if the Grantee voluntarily terminates employment with Good Reason (as hereafter defined).

            4.         Forfeiture of Restricted Stock Units.  Subject to Section 3(b), and except as the Board may determine on a case-by-case basis, all unvested Restricted Stock Units shall be forfeited if the Grantee ceases to be continuously employed by the Company at any time prior to the applicable Vesting Date.  In the event of a termination for cause (as hereafter defined), all unvested Restricted Stock Units shall be immediately forfeited.

            5.         Dividend, Voting and Other Rights.  Except as otherwise provided herein, the Grantee shall have none of the rights of a stockholder, including the right to vote any or all of the Restricted Stock Units, prior to the vesting of the Restricted Stock Units as set forth in Section 3 above. An amount representing dividends payable on shares of Common Stock equal in number to the Restricted Stock Units held by the Grantee on a dividend record date shall be deemed reinvested in Common Stock and credited as additional Restricted Stock Units as of the dividend payment date. If there is any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company, the Compensation Committee shall determine the appropriate adjustment to the Restricted Stock Units, if any, needed to reflect such change. Any additional Restricted Stock Units credited to the Grantee pursuant to this Section 5 will be subject to the terms and restrictions set forth in this Agreement.

            6.         Settlement of Restricted Stock Units.  Promptly on or after the Vesting Date, and upon the satisfaction of any withholding tax liability pursuant to Section 8 hereof, the Company shall issue to the Grantee a number of shares of unrestricted Common Stock equal to the number of Restricted Stock Units that vested on that Vesting Date and the additional Restricted Stock Units representing dividend equivalents relating to such vested Restricted Stock Units. Such shares of Common Stock shall be credited as book entry shares to the Grantee’s trading account, unless the Grantee requests stock certificates, in which case the Company shall deliver to the Grantee stock certificates representing such Common Stock.

            7.         No Employment Contract.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, or limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

            8.         Taxes and Withholding.  If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any Restricted Stock Units or the issuance of any unrestricted shares of Common Stock or other securities following vesting pursuant to this Agreement, it shall be a condition to such vesting or issuance that the Grantee pay the tax or make provisions that are satisfactory to the Company for the payment thereof.  Unless the Grantee makes alternative arrangements satisfactory to the Company prior to the vesting of the Restricted Stock Units or the issuance of shares of unrestricted Common Stock, as the case may be, the Grantee will satisfy the minimum statutory tax withholding obligations by surrendering to the Company a portion of the shares of nonforfeitable and unrestricted Common Shares that are issued or transferred to the Grantee hereunder following the Vesting Date, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the Vesting Date.

            9.         Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Restricted Stock Units or shares of unrestricted Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

            10.        Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

            11.        Amendments.  Any Amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

            12.        Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

            13.        Relation to Plan; Miscellaneous.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  All references in this Agreement to the Company shall be deemed to include, unless the context in which it is used suggests otherwise, its subsidiaries, divisions and affiliates.

            14.        Successors and Assigns.  Subject to Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee including any transferee pursuant to Section 2(b), and the successors and assigns of the Company; provided, however, that a transferee pursuant to Section 2(b) shall not transfer any Restricted Stock Units other than by will or by the laws of descent and distribution unless the Company consents in writing to such transfer.

            15.        Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

            16.        Definitions.

(a)  “cause” shall mean that the Grantee has committed prior to termination of employment any of the following acts:

(i)  an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Grantee’s duties or in the course of the Grantee’s employment;

(ii)  intentional wrongful damage to material assets of the Company;

(iii)  intentional wrongful disclosure of material confidential information of the Company;

(iv)  intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty;

(v)  intentional breach of any stated material employment policy of the Company; or

(vi)  intentional neglect by the Grantee of the Grantee’s duties and responsibilities.

(b)  “Good Reason” shall mean:

(i)  a material diminution in the Grantee’s base compensation;

(ii)  a material diminution in the Grantee’s authority, duties or responsibilities;

(iii)  a material change in the geographic location at which the Grantee must perform the Grantee’s services; or

(iv)  any other action or inaction that constitutes a material breach by the Company of an agreement under which the Grantee provides services.

(c)  “Change in Control” shall mean the occurrence of any of the following events:

(i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change of Control:  (A) any acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Board (as defined in subsection (ii) below); (B) any acquisition of Voting Stock by any entity in which the Company, directly or indirectly, beneficially owns 50% or more ownership or other equity interest (a “Subsidiary”); (C) any acquisition of Voting Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (D) any acquisition of Voting Stock by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided further, that:  (X) if any Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a transaction described in clause (A) of this subsection (i), and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock, and after obtaining such additional beneficial ownership beneficially owns 30% or more of the Voting Stock, other than in an acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Board or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control; and (Y) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions approved by a majority of the Incumbent Board unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock, and after obtaining such additional beneficial ownership beneficially owns 30% or more of the Voting Stock, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; or

(ii)  Individuals who, on the effective date of the Plan, constitute the Board of Directors of the Company (as modified by this subsection (ii), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (the “Board”); provided, however, that any individual becoming a director after the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board such effective date, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)  The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

MACY’S, INC.

By: ___________________________________

                                                                              Dennis J. Broderick

Title: Executive Vice President, General Counsel and Secretary

______________________________________

_________________________, Grantee